EXHIBIT 10.9

LOAN MODIFICATION

This Loan Modification (this “Modification”) is entered into on this 30TH day of August, 2002, by and between OVERLAND STORAGE, INC., a California corporation, formerly known as Overland Data, Inc as “Borrower”, and COMERICA BANK-CALIFORNIA, a California banking corporation, as “Bank”.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

1.                                       Bank has previously made certain loans (collectively, the “Loan”) to Overland Data Inc. pursuant to the terms and conditions of (i) that certain Business Loan Agreement dated as of November 28, 2001 (the “Agreement”), and (ii) that certain Master Revolving Note dated as of November 28, 2001 in the original principal amount of Ten Million Dollars ($10,000,000) (the “Note”).

2.                                       The obligations of Overland Data, Inc under the Agreement, and the Note are secured by, among other things, the granting of a security interest in and to all of Overland Data, Inc personal property assets pursuant to the Agreement.  The granting of such security interest was perfected by a filed Financing Statement, Form UCC-1 dated of even date therewith, and filed with the Secretary of State of California on December 26, 2001 as document No. 0136160667.

3.                                       The Agreement, the Note, and the UCC, together with all other documents and instruments executed in connection with the Loan, are hereinafter referred to collectively as the “Loan Documents.

4.                                       Subsequent to the Loan, on June 28, 2002, Overland Data, Inc. amended its Articles of Organization to provide for a change in the name of OVERLAND STORAGE, INC (the “Amendment”).  The Amendment was filed in the Office of the Secretary of State of California on June 28, 2002.

5.                                                                                       Notwithstanding any provisions of the Loan Documents to the contrary, Borrower has requested that Bank consent to the Amendment and refrain from exercising its rights and remedies under the Loan Documents.  Bank hereby consents to the Amendment, subject to the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Bank’s agreement to consent to the Amendment shall only be with respect to Borrower’s name change pursuant to the Amendment and except as specifically provided herein, the Loan Documents shall remain in full force and effect in accordance with their original terms and conditions.

2.                                       None of the terms or provisions of the Loan Documents or this Modification may bewaived, altered, modified, limited, or amended except by a written agreement expressly referring to the Loan Documents and/or this Modification and duly signed by both Bank and Borrower.

3.                                       Wherever the term “Borrower” is used in the Loan Documents, it shall hereafter mean Overland Storage, Inc.

4.                                       Legal Effect.   Except as specifically set forth in this Modification, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

5.                                       Further Documents.  Borrower hereby agrees to execute any documents requested by Bank to effectuate this Modification, including without limitation a Financing Statement Amendment, Form UCC-2 to amend the name of Debtor on the UCC.

6.                                       Integration.   This is an integrated Modification, and supersedes all prior negotiations and agreements regarding the subject matter hereof.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

Borrower:		Bank:

Overland Storage, Inc.

COMERICA BANK-CALIFORNIA

By:	/s/ V.A. LoForti	By:	/s/ Carisa Azzi for
Its:	VP & CFO		Tracy Fredricks
Vice President